EXHIBIT 99.1

LIFEPOINT HOSPITALS, INC.
SPECIAL MEETING OF STOCKHOLDERS
[•], 200[•]

     The undersigned hereby authorizes and appoints Michael J. Culotta and William F. Carpenter III, or either of them, with power of substitution, as proxies to vote all shares of common stock of LifePoint Hospitals, Inc. (“LifePoint”) owned by the undersigned at the Special Meeting of Stockholders to be held at [•], at [•] central time on [•], 200[•], and any postponement or adjournment thereof, on the following matters as indicated below and such other business as may properly come before the Special Meeting:

1.	The adoption of the Agreement and Plan of Merger, dated as of August 15, 2004, by and among LifePoint Hospitals, Inc., Lakers Holding Corp., Lakers Acquisition Corp., Pacers Acquisition Corp. and Province Healthcare Company, including, if required pursuant to the terms of the Merger Agreement, the issuance of shares of LifePoint common stock in the proposed transaction.

☐ FOR	☐ AGAINST	☐ ABSTAIN

     In their discretion, the proxies named above may vote upon such other matters as may properly come before the Special Meeting or any postponement or adjournment thereof.

THIS PROXY MUST BE DATED AND SIGNED ON THE REVERSE SIDE

     This Proxy is solicited on behalf of the LifePoint Board of Directors.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. A vote against any proposal will not count as a vote for adjournment of the Special Meeting. If no direction is made, this proxy will be voted FOR the adoption of the Merger Agreement.

Dated:                   , 200[•]

                                       Signature of stockholder

                                       Signature if held jointly

     Please sign exactly as your name appears on this Proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     PLEASE mark, sign, date and return the Proxy Card promptly using the enclosed envelope.